                                                                Exhibit 3.1 (ii)










                  ---------------------------------------------



                            NATIONAL PROCESSING, INC.

                               CODE OF REGULATIONS
                              AMENDED AND RESTATED

                                As Adopted and in
                             Effect on May 16, 2003



                  ---------------------------------------------

                                                                Exhibit 3.1 (ii)


                            NATIONAL PROCESSING, INC.

                               CODE OF REGULATIONS

                                TABLE OF CONTENTS


                                                                                                                 PAGE
                                                                                                                ------
SHAREHOLDER MEETINGS ...............................................................................................1
         1.    Time and Place of Meetings ..........................................................................1
         2.    Annual Meeting ......................................................................................1
         3.    Special Meetings ....................................................................................1
         4.    Notice of Meetings ..................................................................................1
         5.    Inspectors ..........................................................................................2
         6.    Quorum ..............................................................................................2
         7.    Voting ..............................................................................................2
         8.    Order of Business ...................................................................................2

DIRECTORS...........................................................................................................4
         9.    Function.............................................................................................4
        10.    Number, Election, and Terms of Directors ............................................................4
        11.    Newly Created Directorships and Vacancies............................................................5
        12.    Removal..............................................................................................5
        13.    Nominations of Directors; Election...................................................................5
        14.    Resignation..........................................................................................6
        15.    Regular Meetings.....................................................................................6
        16.    Special Meetings.....................................................................................6
        17.    Quorum and Vote .....................................................................................7
        18.    Participation in Meetings by Communications Equipment................................................7
        19.    Committees...........................................................................................7
        20.    Compensation.........................................................................................7
        21.    Bylaws...............................................................................................7

OFFICERS............................................................................................................8
        22.    Generally............................................................................................8
        23.    Authority and Duties of Officers.....................................................................8
        24.    Compensation.........................................................................................8
        25.    Succession...........................................................................................8

                                                                Exhibit 3.1 (ii)

STOCK...............................................................................................................8
        26.    Transfer and Registration of Certificates............................................................8
        27.    Substituted Certificates.............................................................................8
        28.    Voting Of Shares Held by the Corporation.............................................................9
        29.    Record Dates and Owners..............................................................................9

INDEMNIFICATION AND INSURANCE.......................................................................................9
        30.    Indemnification......................................................................................9
        31.    Insurance...........................................................................................10
        32.    Agreements..........................................................................................10

GENERAL............................................................................................................10
        33.    Fiscal Year.........................................................................................10
        34.    Seal................................................................................................10
        35.    Amendments..........................................................................................10

                              SHAREHOLDER MEETINGS

                                  -------------

        1. TIME AND PLACE OF MEETINGS. All meetings of the shareholders for the election of directors or for any other purpose will be held at such time and place, within or without the State of Ohio, as may be designated by the Board of Directors or, in the absence of a designation by the Board of Directors, the Chairman of the Board of Directors, if any (the "Chairman"), the President, or the Secretary, and stated in the notice of meeting. The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of the shareholders.

        2. ANNUAL MEETING. An annual meeting of the shareholders will be held at such date and time as may be designated from time to time by the Board of Directors, at which meeting the shareholders will elect directors to succeed those directors whose terms expire at such meeting and will transact such other business as may be brought properly before the meeting in accordance with Regulation 8.

        3. SPECIAL MEETINGS. (a) Special meetings of shareholders may be called by the Chairman or the President or by a majority of the Board of Directors acting with or without a meeting or by any person or persons who hold not less than 50% of all the shares outstanding and entitled to be voted on any proposal to be submitted at said meeting. Special meetings of the holders of shares that are entitled to call a special meeting by virtue of any Preferred Stock Designation may call such meetings in the manner and for the purposes provided in the applicable terms of such Preferred Stock Designation. For purposes of this Code of Regulations, "Preferred Stock Designation" has the meaning ascribed to such term in the Amended Articles of Incorporation of the Corporation, as may be amended from time to time.

                (b) Upon written request by any person or persons entitled to call a meeting of shareholders delivered in person or by certified mail to the Chairman, the President or the Secretary, such officer shall forthwith cause notice of the meeting to be given to the shareholders entitled to notice of such meeting in accordance with Regulation 4. If such notice shall not be given within 60 days after the delivery or mailing of such request, the person or persons requesting the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner provided in Regulation 4.

        4. NOTICE OF MEETINGS. Written notice of every meeting of the shareholders called in accordance with these Regulations, stating the time, place, and purposes for which the meeting is called, will be given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary (or in case of their refusal, by the person or persons entitled to call the meeting under Regulation 3). Such notice will be given not less than 7 nor more than 60 calendar days before the date of the meeting to each shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

        5. INSPECTORS. Inspectors of election may be appointed to act at any meeting of shareholders in accordance with Ohio law.

        6. QUORUM. To constitute a quorum at any meeting of shareholders, there shall be present in person or by proxy shareholders of record entitled to exercise not less than a majority of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called, unless a greater or lesser number is expressly provided for with respect to a particular class or series of capital stock by the terms of any applicable Preferred Stock Designation. Except as may be otherwise provided in any Preferred Stock Designation, the holders of a majority of the voting power of the Corporation represented in person or by proxy at a meeting of shareholders, whether or not a quorum be present, may adjourn the meeting from time to time. For purposes of this Code of Regulations, "voting power of the Corporation" has the meaning ascribed to such term in the Amended Articles of Incorporation of the Corporation, as may be amended from time to time.

        7. VOTING. Except as otherwise expressly required by law, the Amended Articles of Incorporation or this Code of Regulations, at any meeting of shareholders at which a quorum is present, a majority of the votes cast, whether in person or by proxy, on any matter properly brought before such meeting in accordance with Regulation 8 will be the act of the shareholders. An abstention shall not represent a vote cast. Every proxy must be duly executed and filed with the Secretary. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing with the Secretary written notice of revocation or a later appointment. The vote upon any question brought before a meeting of the shareholders may be by voice vote, unless otherwise required by law, the Amended Articles of Incorporation or this Code of Regulations or unless the presiding officer otherwise determines.

        8. ORDER OF BUSINESS. (a) The Chairman, or such other officer of the Corporation designated by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors (such number being referred to as the "Whole Board"), will call meetings of shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting including, without limitation, by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such shareholders' meeting, by ascertaining whether any shareholder or his proxy may be excluded from any meeting of shareholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings of the meeting, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of shareholders.

                (b) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting

        (or any supplement thereto) given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary in accordance with Regulation 4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation in accordance with Regulation 8(c).

                (c) For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in this Code of Regulations, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 nor more than 60 calendar days prior to the annual meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting
        (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (D) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding the foregoing provisions of this Code of Regulations, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Regulation 8(c). For purposes of this Regulation 8(c) and Regulation 13, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or publicly filed by the Corporation with any national securities exchange or quotation service through which the Corporation's stock is listed or traded, or furnished by the Corporation to its shareholders. Nothing in this Regulation 8(c) will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

                (d) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary (or in case of their failure to give any required notice, the other persons entitled to give notice) in accordance with Regulation 4 or (ii) otherwise brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

                (e) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Regulation 8 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.


                                    DIRECTORS
                                     ------

        9. FUNCTION. Except where the law, the Amended Articles of Incorporation, or this Code of Regulations requires action to be authorized or taken by the shareholders, all of the authority of the Corporation shall be exercised by or under the direction of the Board of Directors.

        10. NUMBER, ELECTION, AND TERMS OF DIRECTORS. (a) Except as may be otherwise provided in any Preferred Stock Designation, the number of the directors of the Corporation will not be less than five nor more than nine, as may be determined from time to time only (i) by a vote of a majority of the Whole Board, or (ii) by the affirmative vote of the holders of at least 80% of the voting power of the Corporation, voting together as a single class.

                (b) At any time when the number of directors of the Corporation is less than six, as determined in accordance with Regulation 10(a), the directors, other than those who may be expressly elected by virtue of the terms of any Preferred Stock Designation, will hold office for a term of one year expiring at the annual meeting of shareholders at which their successors are elected. At any time when the number of directors of the Corporation is six or more, as determined in accordance with Regulation 10(a), the directors, other than those who may be expressly elected by virtue of the terms of any Preferred Stock Designation, will be classified with respect to the time for which they severally hold office into at least two classes, as nearly equal in size as possible and consisting of not less than three directors in each class, designated Class I, Class II and, if appropriate, Class III. The directors first appointed to Class I will hold office for a term expiring at the annual meeting of shareholders to be held in the year next succeeding the year in which such directors are elected, and the directors first appointed to Class II will hold office for a term expiring at the annual meeting of shareholders to be held in the second year succeeding the year in which such directors are elected, and the directors first appointed to Class III, if any, will hold office for a term expiring in the third year succeeding the year in which such directors are elected, with the members of each class to hold office until their successors are elected. Except as may be otherwise provided in any Preferred Stock Designation, at each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring (i) if there are two classes of directors, at the annual meeting of shareholders held in the second year following the year of their election, or (ii) if there are three classes of directors, at the annual meeting of shareholders held in the third year following the year of their election. Except as may be otherwise provided in any Preferred Stock Designation, directors may be elected by the shareholders only at an annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation.

        11. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as may be otherwise provided in any Preferred Stock Designation, any vacancy (including newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause) may be filled only (i) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director or (ii) by the affirmative vote of the shareholders after a vote to increase the number of directors at a meeting called for that purpose in accordance with this Code of Regulations. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected.

        12. REMOVAL. Any director may be removed from office by the shareholders only in the manner provided in this Regulation 12. At any annual meeting or special meeting of the shareholders, the notice of which states that the removal of a director or directors is among the purposes of the meeting, the affirmative vote by the holders of at least 65% of the voting power of the Corporation may remove such director or directors with or without cause.

        13. NOMINATIONS OF DIRECTORS; ELECTION. (a) Except as may be otherwise provided in any Preferred Stock Designation, only persons who are nominated in accordance with this Regulation 13 will be eligible for election at a meeting of shareholders to be members of the Board of Directors of the Corporation.

                (b) Nominations of persons for election as directors of the Corporation may be made only at an annual meeting of shareholders (i) by or at the direction of the Board of Directors or a committee thereof or
        (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Regulation 13, who is entitled to vote for the election of directors at such meeting, and who complies with the procedures set forth in this Regulation 13. All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary.

                (c) To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 nor more than 60 calendar days prior to the annual meeting of shareholders; provided, however, that in the event that public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. To be in proper written form, such shareholder's notice must set forth or include: (i) the name and address, as they appear on the Corporation's books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made;
        (iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; (v) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of any annual meeting may, if the facts warrant, determine that a nomination was not made in accordance with this Regulation 13, and if he or she should so determine, he or she will so declare to the meeting, and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Regulation 13, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Regulation 13.

        14. RESIGNATION. Any director may resign at any time by giving written notice of his resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

        15. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held immediately after the annual meeting of the shareholders and at such other time and place either within or without the State of Ohio as may from time to time be determined by a majority of the Whole Board. Notice of regular meetings of the Board of Directors need not be given.

        16. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman or the President on one day's notice to each director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile, or similar medium of communication, and will be called by the Chairman or the President, in like manner and on like notice, on the written request of not less than one-third of the Whole Board. Special meetings of the Board of Directors may be held at such time and place either within or without the State of Ohio as is determined by a majority of the Whole Board or specified in the notice of any such meeting.

        17. QUORUM AND VOTE. At all meetings of the Board of Directors, one-third of the total number of directors then in office will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by this Code of Regulations to be taken by a majority of the Whole Board, the act of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum is present.

        18. PARTICIPATION IN MEETINGS BY COMMUNICATIONS EQUIPMENT. Meetings of the Board of Directors or of any committee of the Board of Directors may be held through any means of communications equipment if all persons participating can hear each other, and such participation will constitute presence in person at such meeting.

        19. COMMITTEES. The Board of Directors may from time to time create an executive committee or any other committee or committees of directors to act in the intervals between meetings of the Board of Directors and may delegate to such committee or committees any of its authority other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. Each committee shall consist of one or more directors. The Board of Directors may appoint one or more directors as alternate members of any such committee to take the place of absent committee members at meetings of such committee. Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Regulation 19 shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and will keep a written record of all action taken by it.

        20. COMPENSATION. The Board of Directors may establish the compensation and expense reimbursement policies for directors in exchange for membership on the Board of Directors and on committees of the Board of Directors, attendance at meetings of the Board of Directors or committees of the Board of Directors, and for other services by directors to the Corporation or any of its subsidiaries.

        21. BYLAWS. The Board of Directors may adopt Bylaws for the conduct of its meetings and those of any committees of the Board of Directors that are not inconsistent with the Amended Articles of Incorporation or this Code of Regulations.

                                    OFFICERS
                                     ------

        22. GENERALLY. The Corporation may have a Chairman, elected by the directors from among their number, and shall have a President, a Secretary and a Treasurer. The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the Board of Directors may deem appropriate. If the Board of Directors so desires, it may elect a Chief Executive Officer to manage the affairs of the Corporation, subject to the direction and control of the Board of Directors. All of the officers shall be elected by the Board of Directors. Notwithstanding the foregoing, by specification, the Board of Directors may authorize the Chairman or the President to appoint any person to any office other than Chairman, President, Secretary, or Treasurer. Any number of offices may be held by the same person, and no two offices must be held by the same person. Any of the offices may be left vacant from time to time as the Board of Directors may determine. In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate the absent or disabled officer's powers or duties to any other officer or to any director.

        23. AUTHORITY AND DUTIES OF OFFICERS. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors regardless of whether such authority and duties are customarily incident to such office.

        24. COMPENSATION. The compensation of all officers and agents of the Corporation who are also members of the Board of Directors of the Corporation will be fixed by the Board of Directors or by a committee of the Board of Directors. The Board of Directors may fix, or delegate the power to fix, the compensation of the other officers and agents of the Corporation to the Chief Executive Officer or any other officer of the Corporation.

        25. SUCCESSION. The officers of the Corporation will hold office until their successors are elected. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or by the Chairman or President as provided in Regulation 22.


                                      STOCK
                                       ---

        26. TRANSFER AND REGISTRATION OF CERTIFICATES. The Board of Directors shall have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

        27. SUBSTITUTED CERTIFICATES. Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Board of Directors or a committee thereof or to the President or a Vice President and the Secretary or the Treasurer, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

        28. VOTING OF SHARES HELD BY THE CORPORATION. Unless otherwise ordered by the Board of Directors, the President in person or by proxy or proxies appointed by him will have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations that the Corporation may own.

        29. RECORD DATES AND OWNERS. (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which will not be less than 7 nor more than 60 calendar days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders will be the date next preceding the day on which notice is given, or, if notice is waived, at the date next preceding the day on which the meeting is held.

                (b) The Corporation will be entitled to treat the person in whose name shares are registered on the books of the Corporation as the absolute owner thereof, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has knowledge or notice thereof, except as expressly provided by applicable law.


                          INDEMNIFICATION AND INSURANCE
                                ----------------

        30. INDEMNIFICATION. The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board of Directors or an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Amended Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors, or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        31. INSURANCE. The Corporation may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Regulation 30 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

        32. AGREEMENTS. The Corporation, upon approval by the Board of Directors, may enter into agreements with any persons whom the Corporation may indemnify under this Code of Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Corporation would have the power under law or this Code of Regulations to indemnify any such person.

                                     GENERAL
                                      -----

        33. FISCAL YEAR. The fiscal year of the Corporation will end on the thirty-first day of December in each calendar year or such other date as may be fixed from time to time by the Board of Directors.

        34. SEAL. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        35. AMENDMENTS. Except as otherwise provided by law or by the Amended Articles of Incorporation or this Code of Regulations, these Regulations or any of them may be amended in any respect or repealed at any time at any meeting of shareholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting. Notwithstanding the foregoing sentence or anything to the contrary contained in the Amended Articles of Incorporation or this Code of Regulations, Regulations 1, 3(a), 8, 10, 11, 12, 13, 30 and 35 may not be amended or repealed by the shareholders, and no provision inconsistent therewith may be adopted by the shareholders, without the affirmative vote of the holders of at least 80% of the voting power of the Corporation, voting together as a single class. Notwithstanding the foregoing provisions of this Regulation 35, no amendment to Regulations 30, 31 or 32 will be effective to eliminate or diminish the rights of persons specified in those Regulations existing at the time immediately preceding such amendment.